Exhibit 99.1

[Note: WorldQuest Networks, Inc.’s first quarter 2004 financial results conference call and Webcast will be conducted on Wed., May 19, 2004, at 10:30 a.m. Eastern.]

WorldQuest Networks Reports First-Quarter Results

Company moves forward with Ntera Holdings, Inc. merger;
begins integrating ValuCom™ assets

DALLAS, May 17, 2004 – WorldQuest Networks, Inc. (NASDAQ: WQNI), an international Internet telephony and money-transfer company, today reported continued growth in international calling minutes and a solid 26 percent gross-profit margin, while non-recurring merger-related costs significantly contributed to a net loss for the first quarter of 2004.

During the first quarter of 2004, minutes of use increased 15 percent compared with the year-ago period. Retail pricing pressures across international telecom markets, which is where WorldQuest focuses its telephony business, resulted in a decrease in telephony revenues of approximately 12 percent, to $2.0 million, compared with $2.3 million in the first quarter of 2003. Total revenues for the first quarter of 2004, including telephony, financial services, and other operations, were $2.2 million, compared with total revenues of $2.4 million in the year-ago period.

WorldQuest Networks reported a first-quarter 2004 net loss of $2.0 million, or $0.31 per diluted share, compared with a net loss of $954,000, or $0.15 per diluted share, in the first quarter of 2003.

A significant portion of the first-quarter 2004 net loss was due to non-recurring transaction costs of $1.2 million associated with the previously announced Ntera Holdings, Inc., merger. Adjusting for the merger-related costs, WorldQuest Networks’ net loss for the first quarter of 2004 would have been approximately, $845,000, or $0.13 per diluted share.

During the first quarter of 2004, WorldQuest:

•	Announced its merger agreement with Ntera Holdings, Inc., and loaned Ntera $2 million as part of the merger agreement.

•	Reported 12.3 million minutes of use, up 15 percent from the year-ago quarter.

•	Remitted more than $4.4 million to India, up 19 percent from $3.7 million remitted during the year-ago period. The company processed 7,800 financial services transactions during the first quarter, up 24 percent compared with 6,300 in the year-ago quarter.

•	Ended the first quarter of 2004 with $15.2 million in cash and cash equivalents.

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“With the overwhelming majority of merger-related expenses being incurred in the first quarter of 2004, we now look forward to a new WorldQuest Networks that can perform even more efficiently and with less overhead due to operating synergies and staffing adjustments,” said B. Michael Adler, founder and Chief Executive Officer of WorldQuest. “We believe that the incremental revenue resulting from our ValuCom™ transaction will help strengthen WorldQuest’s financial performance because the company expects significantly higher revenues with lower associated costs. WorldQuest management is working hard to complete the Ntera transaction, and we are still squarely focused on the day-to-day business of WorldQuest, and our ultimate goal of increasing value for long-term investors.”

ValuCom™ Transaction

In April 2004, WorldQuest acquired the business of ValuCom™, a provider of long-distance telephony services primarily serving the South Asian market. ValuCom™ generated revenue in excess of $4.5 million during calendar year 2003.

WorldQuest paid $500,000 cash for the ValuCom™ business – $200,000 of which was paid at closing, with the remaining $300,000 to be paid in 12 monthly installments beginning May 2004.

“By moving ValuCom™ minutes of use to our proprietary VoIP network, WorldQuest can significantly improve profits from the solid ValuCom™ revenue stream,” said WorldQuest Vice President and Chief Financial Officer Victor E. Grijalva. “We expect the addition of ValuCom™ will boost WorldQuest’s overall revenues by 40 percent, and enhancing ValuCom™ gross margins will help WorldQuest reach its goal of profitability in 2004.”

Notice Regarding Forward-Looking Statements
Statements in this press release concerning WorldQuest’s future expectations, plans and prospects are “forward looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the transactions with Ntera Holdings, Inc., and ValuCom™, including expected financial performance and operating results, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of WorldQuest’s management and are subject to significant risks and uncertainties. There can be no assurances that future events and results (including the annual revenue expectations attributable to the Ntera Holdings, Inc., and ValuCom™ transaction, all as described above) will be achieved, and actual results could differ materially from stated expectations, intentions, forecasts and estimates. Important factors that could cause actual results to differ materially from expectations, forecasts and estimates include risks that the Ntera Holdings, Inc., and ValuCom™ assets will not be integrated successfully, risks that the cost savings any other synergies from the transaction may not be fully realized or may take longer to realize than expected, risks associated with the fact that revenue expectations may not be realized and other risk factors and uncertainties described in WorldQuest’s SEC filings. Such additional risk factors can be found in the 2003 Annual Report on Form 10-KSB of WorldQuest filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

In connection with the proposed merger with Ntera, it is expected that WorldQuest will file with the SEC and mail to its security holders a proxy statement containing information about the merger. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY BECAUSE THE PROXY

STATEMENT AND OTHER MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES, THE MERGER, THE PERSONS SOLICITING PROXIES RELATING TO THE MERGER, THEIR INTERESTS IN THE MERGER AND RELATED MATTERS. When these and other documents are filed with the SEC, stockholders will be able to obtain a free copy of same, without charge, at the SEC’s Internet site: (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, when available, without charge, by directing a request to WorldQuest Networks, Inc., 14911 Quorum Drive, Suite 140, Dallas, Texas 75254, Attention: Victor Grijalva, or by fax, to (972) 980-4453. The directors and executive officers of WorldQuest and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding WorldQuest’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission on March 10, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement and other relevant materials to be filed with the SEC when they become available.

About WorldQuest Networks, Inc.
Based in Dallas, WorldQuest Networks, Inc. is an international Internet telephony and money-transfer company. WorldQuest’s customers utilize the company’s network of Internet gateways and other traditional networks to place long-distance calls online at discounted rates, and to transfer money securely, conveniently and cost effectively to India, Sri Lanka, the Philippines and Russia. WorldQuest’s Web site is www.wqn.com.

For more information contact:
Victor E. Grijalva
WorldQuest Networks, Inc.
972.361.1983
investor@wqn.com

– Financial table attached –

WORLDQUEST NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended March 31,
	2004	2003
Revenues:
Telephony revenue	$2,005,118	$2,276,780
Financial services and other	162,970	145,425

Total revenue	2,168,088	2,422,205
Cost of revenue	1,601,604	1,792,865

Gross profit	566,484	629,340
Operating expenses:
Selling, general and administrative[1]	2,406,797	1,343,709
Depreciation and amortization	213,144	301,897

Total operating expenses	2,619,941	1,645,606

Operating loss	(2,053,457)	(1,016,266)
Interest income, net	41,809	62,090

Net loss	$(2,011,648)	$(954,176)

Net loss per share — basic and diluted	$(0.31)	$(0.15)

Weighted average common shares outstanding — basic and diluted	6,417,431	6,386,199

1 Includes non-recurring transaction expenses of approximately $1.2 million associated with the previously announced Ntera Holdings, Inc., merger.

WORLDQUEST NETWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2004	2003
Current assets:	(unaudited)
Cash and cash equivalents	$15,207,633	$17,931,820
Accounts receivable, net	567,980	553,251
Note receivable	2,000,000	—
Prepaid expenses and other current assets	513,499	557,577

Total current assets	18,289,112	19,042,648
Property and equipment, net	822,857	1,039,783
Other assets, net	75,894	101,192

Total assets	$19,187,863	$20,183,623

Current liabilities:
Accounts payable	$1,469,060	$1,108,152
Accrued expenses	482,081	471,746
Deferred revenue	279,000	254,121

Total current liabilities	2,230,141	1,834,019
Promissory note	300,000	300,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share;
Authorized shares—10,000,000; none issued and outstanding at March 31, 2004 and December 31, 2003	—	—
Common stock, par value $0.01 per share;
Authorized shares—50,000,000; issued and outstanding shares— 6,595,232 at March 31, 2004 and 6,386,199 at December 31, 2003	65,952	63,862
Additional capital	42,612,270	41,994,594
Accumulated deficit	(26,020,500)	(24,008,852)

Total stockholders’ equity	16,657,722	18,049,604

Total liabilities and stockholders’ equity	$19,187,863	$20,183,623